Exhibit 99.1

Rosetta Stone Inc. Reports Second Quarter 2010 Results

•                  GAAP EPS of $0.17 Per Share and Non-GAAP EPS of $0.21 Per Share

•                  Sales Bookings of $64.0 million, Increase 9% From Last Year and 5% From the Prior Quarter

•                  International Revenue Increases 155% Over Second Quarter 2009

•                  Rosetta Stone Version 4 TOTALe Launch Set for September 14, 2010

ARLINGTON, VA — August 5, 2010 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for its second quarter of 2010.

Total revenue for the second quarter of 2010 was $60.6 million, an increase of 7% compared to the $56.5 million reported in the prior-year period. GAAP net income for the second quarter was $3.7 million, or $0.17 per share, compared to a loss of $7.3 million, or $0.42 per share, in the second quarter of 2009.

Operating EBITDA was $10.9 million, which includes the change in deferred revenue, and adjusted EBITDA was $7.5 million for the second quarter of 2010. Non-GAAP net income was $4.4 million, representing $0.21 per share. GAAP and non-GAAP net income for the second quarter of 2010 includes $1.2 million, or $0.03 per share, of legal expenses related to the Company’s lawsuit against Google, Inc., and $1.1 million, or $0.03 per share, of expenses associated with the launch of the Rosetta Stone Version 4 TOTALe™ product offering. Excluding the litigation and Version 4 TOTALe launch expenses, non-GAAP net income per share was $0.27.

A reconciliation of GAAP to non-GAAP results, as well as an explanation of these measures, is provided below.

“In the second quarter, Rosetta Stone generated earnings that were well ahead of expectations, despite the challenges to our U.S. consumer business, where the advertising market was much tighter than we anticipated.  Our international business continued to deliver strong results, as revenue grew by 155% over last year and unit volume was up 123%. Our institutional business also produced solid results as revenue grew by 25% over the second quarter of last year,” said Tom Adams, president and chief executive officer.

Adams concluded, “We are very excited about the upcoming launch of our Version 4 TOTALe product, which is on schedule for September 14th. We believe Version 4 TOTALe is a truly innovative product that will change our industry. Although we had some challenges this quarter, our key long-term growth drivers — international expansion and transformation of our product platform — are tracking according to plan.”

Second Quarter 2010 Operational and Financial Highlights

•                  Sales Bookings — Sales bookings, which are total revenue plus the change in deferred revenue, for the second quarter were $64.0 million, an 9% increase over the $59.0 million reported in the second quarter of 2009.

•                  Revenue Mix — Product revenue for the second quarter was $50.9 million, or 84% of total revenues, while subscription and service revenue was $9.7 million, representing the remaining 16% of total revenues. Consumer revenue grew 2% over the second quarter of 2009 to $43.7 million and represented 72% of total revenues. Institutional revenue grew 25% over the second quarter of 2009 to $17.0 million and represented 28% of revenue.

•                  International Growth — International revenue of $8.5 million accounted for 14% of the company’s total revenue in the second quarter, and grew 155% from the second quarter of 2009.

•                  Average Sales Price Per Unit and Unit Volume — Total average sales price per unit increased 8% from the second quarter of 2009 to $392, a record level. Total consumer volume decreased 6% from Q2 2009.

•                  GAAP and non-GAAP Operating Income — GAAP operating income for the second quarter of 2010 was $5.1 million, or 8% of total revenues. Non-GAAP operating income, which excludes stock-based compensation expense and amortization of intangibles, was $6.2 million for the second quarter of 2010, or 10% of total revenues.

•                  Cash and Cash Equivalents — As of June 30, 2010, cash and cash equivalents were $99.7 million.

Financial Outlook for the Third Quarter and Full-Year 2010

Rosetta Stone is issuing guidance for the third quarter and full-year 2010 as follows:

Third Quarter 2010:

•                  Total sales bookings of $72 million to $76 million

•                  Total revenue of $60 million to $64 million. Revenue guidance includes the deferral of approximately $3.5 million to $4.0 million related to the launch of Version 4 TOTALe during the quarter. Included in this amount is approximately $2.5 million to $3.0 million related to the exchange of Version 3 to Version 4 inventory at our global retail partners.

•                  Operating EBITDA, as defined above, of $11 million to $13 million

•                  Non-GAAP basic net loss per share of $0.02 to $0.09, and GAAP basic net loss per share of $0.05 to $0.12

•                  Basic weighted-average shares outstanding of approximately 20.4 million

Rosetta Stone’s expectations regarding the third quarter 2010 GAAP and non-GAAP net income include the following anticipated expenses:

•                  Expenses associated with the launch of the Rosetta Stone Version 4 TOTALe product offering of approximately $1.5 million to $2.0 million related to marketing preparation activities.

Full-Year 2010:

•                  Total sales bookings of $285 million to $295 million, and total revenue of $265 million to $275 million

•                  Operating EBITDA of $50 million to $55 million

•                  Non-GAAP diluted net income per share of $0.77 to $0.93, and GAAP diluted net income per share of $0.65 to $0.81

•                  Diluted weighted-average shares outstanding of approximately 21.3 million

Rosetta Stone’s expectations regarding 2010 GAAP and non-GAAP net income include the following actual and anticipated expenses:

•                  Expenses associated with the launch of the Rosetta Stone Version 4 TOTALe product offering of approximately $7.0 million in the aggregate during 2010. Approximately $1.1 million was incurred during the second quarter, and we expect to incur the balance in the third and fourth quarters of 2010.

•                  Litigation expenses of approximately $5.4 million related to the previously mentioned lawsuit against Google, Inc., which were incurred in the first and second quarters of 2010.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Operating EBITDA and non-GAAP operating income. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangibles, and stock-based compensation expenses. Adjusted EBITDA is GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization and stock-based compensation expenses. Operating EBITDA is Adjusted EBITDA plus the change in deferred revenue from the prior quarter. An additional non-GAAP financial measure in this press release is total sales bookings, which represents executed sales contracts received by the company that are either recorded immediately as revenue or as deferred revenue. In addition, constant currency represents revenues with the cost/benefit of currency movements removed. Management uses this measure so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Rosetta Stone’s international business performance. Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the company’s Board of Directors.

Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  Total Sales Bookings. Although revenues are an important aspect of measuring company performance, the company believes total sales bookings will better reflect the company’s performance as the company transitions to a greater amount of subscription sales resulting in the recording of increased deferred revenue to be recognized in periods after the initial sales are completed.

•                  Deferred Revenue. At the time a customer enters into a binding subscription agreement, the company classifies the amounts received, as well as the amounts on billed and uncollected amounts due from customers, in advance of revenue recognition as deferred revenue. As the company transitions to a greater amount of subscription sales the company believes its GAAP earnings will no longer be reflective of the company’s underlying performance and as such believes adding the changes in deferred revenue to its Adjusted EBITDA will better reflect the company’s operating performance.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the company’s financial statements. In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results. Rosetta Stone urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Webcast and Conference Call

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website, which includes supplemental financial information as well as a webcast of a conference call that the company will host to discuss the second quarter 2010 financial results and its outlook for fiscal year 2010. The conference call is scheduled for August 5, 2010 at 4:30 p.m. eastern time (ET).

To access this call, dial 888-300-2343 (domestic) or 719-457-1506 (international). Additionally, a live webcast of the conference call will be available at http://investors.RosettaStone.com. Please access the web site at least 15 minutes prior to the start of the call to register and download and install any necessary software.

Following the conference call, a replay will be available until August 19, 2010 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay pass code is 4700050. Individuals can access the webcast, as well as the press release and supplemental financial information, at http://investors.RosettaStone.com.

About Rosetta Stone

Rosetta Stone Inc. is changing the way the world learns languages. Rosetta Stone provides interactive solutions that are acclaimed for the speed and power to unlock the natural language-learning ability in everyone. Available in more than 30 languages, Rosetta Stone language-learning solutions are used by schools, organizations and millions of individuals in over 150 countries throughout the world. The company was founded in 1992 on the core beliefs that learning a language should be natural and instinctive and that interactive technology can replicate and activate the immersion method powerfully for learners of any age. The company is based in Arlington, Va. For more information, visit RosettaStone.com®.

“Rosetta Stone” and  “TOTALe” are trademarks of Rosetta Stone Ltd.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for the third quarter of 2010 and the full year 2010, our long-term growth prospects, the expected release dates of Rosetta Stone Version 4 TOTALe and “Rosetta Stone Mini”, the costs of our launch of Rosetta Stone Version 4 TOTALe and our litigation with Google. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” or “will.” These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: demand for language learning software; the advantages of our products, technology, brand and business model as compared to others; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans, including our plans to introduce Rosetta Stone Version 4 TOTALe, the anticipated impact of our Version 4 TOTALe product on our industry and the “Rosetta Stone Mini” and an introductory language learning offering; the appeal and efficacy of Rosetta Stone Version 4 TOTALe, the “Rosetta Stone Mini” and the introductory language learning offering, and our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international expansion plans; our plans to increase our kiosks and retail relationships; our ability to manage and grow our business and execute our business strategy; our financial performance; adverse trends in general economic conditions; the costs associated with our lawsuit against Google seeking to prevent Google from infringing upon our trademarks; and the costs associated with being a public company and the other factors described more fully in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K for the year period ended December 31, 2009, which is on file with the U.S. Securities and Exchange Commission. The company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts

Rosetta Stone Inc.
Investor Contact:
Christopher Martin, 703-387-5927
cmartin@rosettastone.com
or
Media Contact:
Reilly Brennan, 703-387-5863
rbrennan@rosettastone.com

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Product	$50,885	$48,672	$104,618	$91,512
Subscription and service	9,763	7,788	19,044	15,233
Total revenue	60,648	56,460	123,662	106,745

Cost of revenue:
Cost of product revenue	6,513	7,193	14,292	13,136
Cost of subscription and service revenue	1,089	509	1,952	994
Total cost of revenue	7,602	7,702	16,244	14,130

Gross profit	53,046	48,758	107,418	92,615

Operating expenses
Sales and marketing	29,441	27,147	57,802	50,759
Research and development	6,100	10,101	11,570	14,944
General and administrative	12,416	23,167	26,059	33,054
Total operating expenses	47,957	60,415	95,431	98,757

Income (loss) from operations	5,089	(11,657)	11,987	(6,142)

Other income and (expense):
Interest income	29	23	106	54
Interest expense	(8)	(24)	(16)	(339)
Other income (expense)	(204)	(61)	(212)	35
Total other income (expense)	(183)	(62)	(122)	(250)

Income (loss) before income taxes	4,906	(11,719)	11,865	(6,392)
Income tax provision (benefit)	1,207	(4,427)	3,160	(2,295)

Net income (loss)	$3,699	$(7,292)	$8,705	$(4,097)

Net income (loss) per share:
Basic	$0.18	$(0.42)	$0.43	$(0.42)
Diluted	$0.17	$(0.42)	$0.41	$(0.42)

Common shares and equivalents outstanding:
Basic weighted average shares	20,346	17,370	20,302	9,698
Diluted weighted average shares	21,220	17,370	21,148	9,698

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30,	December 31,
	2010	2009
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$99,685	$95,188
Restricted cash	108	50
Accounts receivable (net of allowance for doubtful accounts of $797 and $1,349, respectively)	32,805	37,400
Inventory, net	12,315	8,984
Prepaid expenses and other current assets	7,985	7,447
Income tax receivable	2,711	—
Deferred income taxes	5,854	6,020
Total current assets	161,463	155,089

Property and equipment, net	18,560	18,374
Goodwill	34,810	34,838
Intangible assets, net	10,674	10,704
Deferred income taxes	5,370	5,565
Other assets	1,178	872
Total assets	$232,055	$225,442

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,564	$1,605
Accrued compensation	7,718	10,463
Other current liabilities	26,477	25,638
Deferred revenue	25,293	24,291
Income tax payable	—	4,184
Total current liabilities	61,052	66,181

Deferred revenue	1,951	1,815
Other long-term liabilities	812	1,011
Total liabilities	63,815	69,007

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding at June 30, 2010 and December 31, 2009	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 20,588 and 20,440 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	134,032	130,872
Accumulated income	34,489	25,785
Accumulated other comprehensive loss	(283)	(224)
Total stockholders’ equity	168,240	156,435
Total liabilities and stockholders’ equity	$232,055	$225,442

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2010			June 30, 2009
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$50,885	$—	$50,885	$48,672	$—	$48,672
Subscription and service	$9,763	—	9,763	7,788	—	7,788
Total revenue	60,648	—	60,648	56,460	—	56,460

Cost of revenue:
Cost of product revenue (1)	6,513	(9)	6,504	7,193	(9)	7,184
Cost of subscription and service revenue	1,089	—	1,089	509	—	509
Total cost of revenue	7,602	(9)	7,593	7,702	(9)	7,693

Gross profit	53,046	9	53,055	48,758	9	48,767

Operating expenses
Sales and marketing(2)	29,441	(189)	29,252	27,147	(586)	26,561
Research and development(3)	6,100	(316)	5,784	10,101	(5,300)	4,801
General and administrative(4)	12,416	(550)	11,866	23,167	(14,011)	9,156
Total operating expenses	47,957	(1,055)	46,902	60,415	(19,897)	40,518

Income (loss) from operations	5,089	1,064	6,153	(11,657)	19,906	8,249

Other income and (expense):
Interest income	29	—	29	23	—	23
Interest expense	(8)	—	(8)	(24)	—	(24)
Other income	(204)	—	(204)	(61)	—	(61)
Total other income (expense)	(183)	—	(183)	(62)	—	(62)

Income (loss) before income taxes	4,906	1,064	5,970	(11,719)	19,906	8,187
Income tax provision (benefit) (5)	1,207	399	1,606	(4,427)	7,465	3,038

Net income (loss)	$3,699	$665	$4,364	$(7,292)	$12,441	$5,149

Net income (loss) per share:
Basic	$0.18		$0.21	$(0.42)		$0.30
Diluted	$0.17		$0.21	$(0.42)		$0.25

Common shares and equivalents outstanding:
Basic weighted average shares	20,346		20,346	17,370		17,370
Diluted weighted average shares	21,220		21,220	17,370		20,365

(1)   Represents stock based compensation expense of $9 and $9 in 2010 and 2009, respectively

(2)   Represents stock based compensation expense of $175 and $209 in 2010 and 2009, respectively as well as $377 of IPO related compensation expense in 2009 and amortization of intangible expense of $14 and $0 in 2010 and 2009, respectively

(3)   Represents stock based compensation expense of $316 and $267 in 2010 and 2009, respectively as well as $5,033 of IPO related  compensation expense in 2009

(4)   Represents stock based compensation expense of $550 and $618 in 2010 and 2009, respectively as well as $13,393 of IPO related  compensation expense in 2009

(5)   Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2010			June 30, 2009
	GAAP	Adjustments	non-GAAP	GAAP	Adjustments	non-GAAP
Revenue:
Product	$104,618	$—	$104,618	$91,512	$—	$91,512
Subscription and service	19,044	—	19,044	15,233	—	15,233
Total revenue	123,662	—	123,662	106,745	—	106,745

Cost of revenue:
Cost of product revenue (1)	14,292	(22)	14,270	13,136	(11)	13,125
Cost of subscription and service revenue	1,952	—	1,952	994	—	994
Total cost of revenue	16,244	(22)	16,222	14,130	(11)	14,119

Gross profit	107,418	22	107,440	92,615	11	92,626

Operating expenses
Sales and marketing(2)	57,802	(367)	57,435	50,759	(673)	50,086
Research and development(3)	11,570	(569)	11,001	14,944	(5,447)	9,497
General and administrative(4)	26,059	(995)	25,064	33,054	(14,284)	18,770
Total operating expenses	95,431	(1,931)	93,500	98,757	(20,404)	78,353

Income (loss) from operations	11,987	1,953	13,940	(6,142)	20,415	14,273

Other income and (expense):
Interest income	106	—	106	54	—	54
Interest expense	(16)	—	(16)	(339)	—	(339)
Other income	(212)	—	(212)	35	—	35
Total other income (expense)	(122)	—	(122)	(250)	—	(250)

Income (loss) before income taxes	11,865	1,953	13,818	(6,392)	20,415	14,023
Income tax provision (benefit) (5)	3,160	732	3,892	(2,295)	7,656	5,361

Net income (loss)	$8,705	$1,221	$9,926	$(4,097)	$12,759	$8,662

Net income (loss) per share:
Basic	$0.43		$0.49	$(0.42)		$0.89
Diluted	$0.41		$0.47	$(0.42)		$0.46

Common shares and equivalents outstanding:
Basic weighted average shares	20,302		20,302	9,698		9,698
Diluted weighted average shares	21,148		21,148	9,698		18,701

(1)   Represents stock based compensation expense of $22 and $11 in 2010 and 2009, respectively

(2)   Represents stock based compensation expense of $339 and $263 in 2010 and 2009, respectively as well as $377 of IPO related compensation expense in 2009 and amortization of intangible expense of $28 and $33 in 2010 and 2009, respectively

(3)   Represents stock based compensation expense of $569 and $414 in 2010 and 2009, respsectively as well as $5,033 of IPO related compensation expense in 2009

(4)   Represents stock based compensation expense of $995 and $891 in 2010 and 2009, respectively as well as $13,393 of IPO related compensation expense in 2009

(5)   Non-GAAP tax rate of 37.5%

ROSETTA STONE INC.

Reconciliation of Net Income to Operating EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net income (loss)	$3,699	$(7,292)	$8,705	$(4,097)
Interest (income)/expense, net	(21)	1	(90)	285
Income tax expense (benefit)	1,207	(4,427)	3,160	(2,295)
Depreciation and amortization	1,536	1,269	2,991	2,493
Stock-based compensation	1,050	19,906	1,925	20,382

Adjusted EBITDA	$7,471	$9,457	$16,691	$16,768

Change in deferred revenue	3,385	2,517	1,138	2,476

Operating EBITDA	$10,856	$11,974	$17,829	$19,244